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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

  Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) SEPTEMBER 29, 1995

                     NEW ENGLAND INVESTMENT COMPANIES, L.P.
             (Exact name of registrant as specified in its charter)

        DELAWARE                    1-9468                   13-3405992
     (Name or other        (Commission File Number)         (IRS Employer
     jurisdiction of                                     Identification No.)
     incorporation)

    399 BOYLSTON STREET, BOSTON,                          02116
            MASSACHUSETTS                              (Zip Code)
   (Address of principal executive
              offices)

  Registrant's telephone number, including area code (617) 578-3500

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
---------------------------------------------

  On September 29, 1995 New England Investment Companies, L.P. ("NEIC") purchased substantially all of the assets and acquired certain liabilities of Harris Associates L.P. ("Harris"), a Chicago-based investment management company with approximately $7.1 billion of assets under management.

  Founded in 1976, Harris developed institutional, private client and multi-manager product offerings totaling $3.5 billion in assets under management. Harris also serves as the investment advisor for the $3.6 billion Oakmark Fund Group. Harris will continue to operate out of its Chicago office and will retain its operating independence. Prior to the acquisition, Harris was a privately held partnership.

  NEIC purchased substantially all of the assets and acquired certain liabilities of Harris for $175.0 million payable in 5,366,898 of newly issued L.P. units totaling $95.3 million and promissory notes due January 10, 1996 (the "Notes") in the aggregate amount of $79.7 million. The L.P. unit price of $17.75 was determined at market value under a formula as set forth in the Partnership Admission Agreement (the "Agreement"). The Notes are secured by an $80.0 million letter of credit. Payment upon maturity is expected to be financed with a privately placed seven-year financing.

  Pursuant to the Agreement, NEIC expects to make a contingent payment on April 2, 1997, also in L.P. units, cash or a combination thereof as a purchase price adjustment based upon the performance of Harris' business in 1996. The minimum contingent payment is expected to approximate $35.0 million based upon Harris' projected 1995 qualifying revenues as defined in the Agreement. This estimated payment will be made in a combination of cash and L.P. units based on selection by the seller's partners.

  The acquisition has been accounted for under the purchase method of accounting and has resulted in the recording of approximately all of the consideration as an intangible asset for financial reporting purposes.

ITEM 5. OTHER EVENTS.
---------------------

 Certain Operating Policies

  NEIC bases its distribution and other operating policies on operating cash flow per L.P. unit. Operating cash flow per L.P. unit is defined as net income per publicly held L.P. unit plus amortization of the intangible assets associated with acquisitions adjusted for any other significant non-cash items. Capital gains are not reflected as a component of operating cash flow per L.P. unit. NEIC generally intends to distribute substantially all of its operating cash flow per L.P. unit not required for normal business operations, working capital needs, or growth strategies. The following discussion shows the pro forma effect of the Harris acquisition on operating cash flow per L.P. unit for the six months ended June 30, 1995.

  The Harris acquisition has resulted in the recording of an intangible asset of $213.4 million. The resulting amortization, combined with the amortization that arose from the Reich & Tang combination, is a non-cash expense that will not affect cash available for distribution to partners. Historical and pro forma operating cash flow per L.P. unit for the six months ended June 30, 1995 follows:

                                                           SIX MONTHS ENDED
                                                            JUNE 30, 1995
                                                         --------------------
                                                         HISTORICAL PRO FORMA
                                                         ---------- ---------
     Net income per publicly held L.P. unit.............   $  .93    $  .81
     Add amortization of intangible assets..............      .17       .32
     Less capital gains.................................     (.15)     (.12)
                                                           ------    ------
     Operating cash flow per L.P. unit..................   $  .95    $ 1.01(1)
                                                           ======    ======
     Distributions declared per unit....................   $  .86       n/a
                                                           ======    ======
     Weighted average L.P. units outstanding (in
      thousands)........................................   31,990    39,004(1)
                                                           ======    ======

  The above calculation of operating cash flow per L.P. unit should be read in conjunction with the historical financial statements of NEIC and Harris, and the notes thereto. Operating cash flow per L.P. unit should not be considered as an alternative to net income per publicly held L.P. unit or as an alternative to cash flow provided by operating activities as reported in the statement of cash flows.
--------
(1) Pro forma weighted average L.P. units outstanding includes 1,647,000 L.P. units that are assumed to be issued during 1997 resulting from the estimated contingent payment due Harris based on its 1996 results. Excluding the 1,647,000 L.P. units that may be issued resulting from the contingent payment due Harris, pro forma operating cash flow per L.P. unit would be $1.06. See the pro forma financial information appearing in Item 7(b) together with supporting notes thereon for additional information.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.                                  PAGE
------------------------------------------                                  ----
  (a) Financial statements of businesses acquired.
  ------------------------------------------------
      (i) Consolidated Audited Financial Statements of Harris Associates
          L.P. and Subsidiaries as of December 31, 1994, 1993 and 1992.....    7

      (ii) Consolidated Unaudited Financial Statements of Harris Associates
           L.P. and Subsidiaries as of June 30, 1995 and 1994..............   19

  (b) Pro forma financial information.
  ------------------------------------
      (i) Unaudited Pro Forma Condensed Combined Balance Sheet of New
          England Investment Companies, L.P. as of June 30, 1995...........   32

      (ii) Unaudited Pro Forma Condensed Combined Statement of Operations
           of New England Investment Companies, L.P. for the Six Months
           Ended June 30, 1995.............................................   33

      (iii) Unaudited Pro Forma Condensed Combined Statement of Operations
            of New England Investment Companies, L.P. for the Year Ended
            December 31, 1994..............................................   34

  (c) Exhibits.
  -------------
         2. Amendment No. 1 dated September 27, 1995 to the Partnership
            Admission Agreement   dated as of June 22, 1995 by and among
            New England Investment Companies, L.P., Harris Associates L.P.
            and Harris Associates, Inc.....................................   36

        28. Financial Statements and Pro Forma financial information
            described in Item 7(a) and   7(b)..............................    6

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

           October 10, 1995                          /s/ G. Neal Ryland
Date: _______________________________     By: _________________________________
                                             G. Neal Ryland
                                             Executive Vice President and
                                             Chief Financial Officer


        INDEX TO FINANCIAL STATEMENTS AND EXHIBITS                          PAGE
        ------------------------------------------                          ----
Item 7(a) Financial Statements of Harris Associates L.P. and Subsidiaries

  Consolidated Audited Financial Statements as of December 31, 1994, 1993,
   and 1992................................................................   7

  Consolidated Unaudited Financial Statements as of June 30, 1995 and
   1994....................................................................  19

Item 7(b) Pro Forma Financial Information--New England Investment
 Companies, L.P.

  Unaudited Condensed Combined Financial Information.......................  31

  Unaudited Condensed Combined Balance Sheet...............................  32

  Unaudited Condensed Combined Statement of Operations for the Six Months
   Ended June 30, 1995.....................................................  33

  Unaudited Condensed Combined Statement of Operations for the Year Ended
   December 31, 1994.......................................................  34

Item 7(c) Exhibits

  (2) Amendment No. 1 dated September 27, 1995 to the Partnership
      Admission Agreement dated as of June 22, 1995 by and among New
      England Investment Companies, L.P., Harris Associates L.P. and Harris
      Associates, Inc......................................................  36

ITEM 7(A)(I) CONSOLIDATED AUDITED FINANCIAL STATEMENTS OF HARRIS L.P. AND SUBSIDIARIES AS OF DECEMBER 31, 1994, 1993 AND 1992.

                    HARRIS ASSOCIATES L.P. AND SUBSIDIARIES
                        (A DELAWARE LIMITED PARTNERSHIP)

                       CONSOLIDATED FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 1994, 1993 AND 1992
                         TOGETHER WITH AUDITORS' REPORT

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
Harris Associates L.P.:

  We have audited the accompanying consolidated statement of financial condition of HARRIS ASSOCIATES L.P. (a Delaware limited partnership) AND SUBSIDIARIES as of December 31, 1994, 1993 and 1992, and the related consolidated statements of income, partners' capital and cash flows for each of the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Hesperus Partners, Ltd. ("Hesperus"), Aurora Limited Partnership ("Aurora"), Perseus Partners Limited Partnership ("Perseus"), Pleiades Partners L.P. ("Pleiades"), (all Illinois limited partnerships), and Stellar Partners L.P. ("Stellar") (a Delaware limited partnership). The investments in these partnerships represent 6%, 43% and 42% of partners' capital and the equity in earnings represent 2%, 31% and 48% of net income in 1994, 1993 and 1992, respectively. The financial statements of Hesperus, Aurora, Perseus, Pleiades and Stellar were audited by other auditors, whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for such partnerships, is based solely on the reports of the other auditors.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, based on our audits and the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Harris Associates, L.P. and Subsidiaries as of December 31, 1994, 1993 and 1992 and the results of their operations and their cash flows for each of the years then ended, in conformity with generally accepted accounting principles.

Chicago, Illinois,
February 10, 1995
(except June 9, 1995, as to the
financial statements audited by
others see Note 2, and June 22,
1995, as to subsequent events,
see Note 15)

                    HARRIS ASSOCIATES L.P. AND SUBSIDIARIES
                        (A DELAWARE LIMITED PARTNERSHIP)

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                     AS OF DECEMBER 31, 1994, 1993 AND 1992

                                             1994         1993         1992
                ASSETS                       ----         ----         ----
                ------
CASH AND CASH EQUIVALENTS..............  $ 27,378,010 $ 73,859,198 $ 36,989,652
RECEIVABLES:
  Investment advisory fees.............     2,808,034    4,583,820      956,907
  Brokers and dealers (Note 3).........    22,331,652   25,767,979  125,420,712
  Other................................     2,198,297    3,327,022    1,589,894
SECURITIES OWNED (cost of $141,911,574,
 $128,187,343 and $62,586,273 in 1994,
 1993 and 1992, respectively):
  Corporate bonds and notes............    76,975,833   61,222,522   11,403,034
  Preferred stocks.....................    12,094,742   20,033,638    9,743,875
  Common stocks........................    27,411,424   94,464,728   60,101,563
  Warrants and options.................    16,210,610    8,189,266    6,639,829
  Other................................       413,078      352,870    1,460,856
                                         ------------ ------------ ------------
                                          133,105,687  184,263,024   89,349,157
INVESTMENTS IN AND ADVANCES TO LIMITED
 PARTNERSHIPS (Note 4).................   405,491,227  364,747,219  202,729,126
DESIGNATED INVESTMENTS (Note 5)........     5,461,198    5,949,080    2,370,432
FURNITURE, EQUIPMENT AND LEASEHOLD
 IMPROVEMENTS, at cost, net of
 accumulated depreciation of
 $1,712,518, $1,475,481 and
 $1,275,720............................       446,460      489,066      416,186
OTHER ASSETS...........................       243,740      211,014      235,953
                                         ------------ ------------ ------------
    Total assets.......................  $599,464,305 $663,197,422 $460,058,019
                                         ============ ============ ============

 LIABILITIES AND PARTNERS' CAPITAL
 ---------------------------------
LIABILITIES:
  Loans payable (Note 6)...............  $ 24,340,300 $ 10,000,000 $ 11,791,000
  Payable to brokers and dealers (Note
   3)..................................     4,314,671    9,695,428    2,144,932
  Securities sold, not yet purchased
   (proceeds of $119,350,901,
   $73,518,320 and $120,475,471 in
   1994, 1993 and 1992, respectively)
    Corporate bonds and notes..........       373,208      234,769        8,360
    Preferred stocks...................    44,909,705      809,758          --
    Common stocks......................    68,101,180   79,226,121  119,133,661
    Warrants and options...............       208,348    1,483,311    1,389,649
                                         ------------ ------------ ------------
                                          113,592,441   81,753,959  120,531,670
  Accounts payable and accrued
   expenses............................     2,184,730    4,367,174    1,090,255
  Unearned advisory fees...............       425,043      377,596      264,628
  Consolidated Partnerships
   Limited partners' contributions re-
    ceived in advance..................    17,915,213   65,854,030   27,417,300
   Limited partners' withdrawals pay-
    able...............................   120,243,332   25,830,666    9,626,091
                                         ------------ ------------ ------------
    Total liabilities..................   283,015,730  197,878,853  172,865,876
LIMITED PARTNERS' INTERESTS IN
 CONSOLIDATED PARTNERSHIPS.............   292,937,564  437,021,481  273,324,512
PARTNERS' CAPITAL (Notes 8 and 14).....    23,511,011   28,297,088   13,867,631
                                         ------------ ------------ ------------
    Total liabilities and partners'
     capital...........................  $599,464,305 $663,197,422 $460,058,019
                                         ============ ============ ============

  The accompanying notes to consolidated financial statements are an integral part of these statements.

                    HARRIS ASSOCIATES L.P. AND SUBSIDIARIES
                        (A DELAWARE LIMITED PARTNERSHIP)

                       CONSOLIDATED STATEMENTS OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                          1994          1993          1992
                                          ----          ----          ----
REVENUES:
  Fees for account supervision and
   investment advisory services (Note
   10)............................... $ 47,243,782  $ 28,414,146  $ 17,359,315
  Commissions (Note 10)..............    3,047,876     4,566,821     3,670,993
  Interest...........................    6,915,137     2,899,872     6,154,208
  Dividends..........................    1,341,710     3,110,670     1,969,153
  Net realized and unrealized gains
   (losses) on securities owned and
   sold, not yet purchased...........     (957,516)   38,568,354    19,812,274
  Equity in earnings (loss) of lim-
   ited partnerships (Note 4)........  (17,065,405)   60,470,405    26,038,715
  Other (Note 10)....................    3,850,791     2,639,301     2,837,887
                                      ------------  ------------  ------------
    Total revenues...................   44,376,375   140,669,569    77,842,545
                                      ------------  ------------  ------------
EXPENSES:
  Employee and partner compensation
   and benefits (Note 11)............    9,447,833     9,291,564     7,809,208
  Clearing fees......................      744,394       716,358       875,098
  Interest...........................    2,988,627     1,574,323     2,834,610
  Dividends on short stock...........      855,380     1,054,613     5,203,319
  External investment advisory fees..    1,305,243     2,031,737       295,956
  Communications.....................      592,053       408,658       142,958
  Occupancy and equipment rental.....    1,471,294     1,315,002     1,204,878
  Other..............................    4,358,980     3,498,571     2,134,661
                                      ------------  ------------  ------------
    Total expenses...................   21,763,804    19,890,826    20,500,688
                                      ------------  ------------  ------------
  Income before limited partners'
   interest in Consolidated
   Partnerships......................   22,612,571   120,778,743    57,341,857
LIMITED PARTNERS' INTEREST IN (GAIN)
 LOSS OF CONSOLIDATED PARTNERSHIPS...   20,393,158   (86,056,438)  (36,493,838)
                                      ------------  ------------  ------------
    Net income....................... $ 43,005,729  $ 34,722,305  $ 20,848,019
                                      ============  ============  ============

  The accompanying notes to consolidated financial statements are an integral part of these statements.

                    HARRIS ASSOCIATES L.P. AND SUBSIDIARIES
                        (A DELAWARE LIMITED PARTNERSHIP)

                  CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                           1994          1993          1992
                                           ----          ----          ----
BALANCE, beginning of year............ $ 28,297,088  $ 13,867,631  $ 13,454,540
  Contributions.......................      429,011       354,236       184,451
  Withdrawals.........................  (48,220,817)  (20,647,084)  (20,619,379)
  Net income..........................   43,005,729    34,722,305    20,848,019
                                       ------------  ------------  ------------
BALANCE, end of year.................. $ 23,511,011  $ 28,297,088  $ 13,867,631
                                       ============  ============  ============



  The accompanying notes to consolidated financial statements are an integral part of these statements.

                    HARRIS ASSOCIATES L.P. AND SUBSIDIARIES
                        (A DELAWARE LIMITED PARTNERSHIP)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                           1994          1993          1992
                                           ----          ----          ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.......................... $ 43,005,729  $ 34,722,305  $ 20,848,019
  Adjustments to reconcile net income
   to net cash provided by (used in)
   operating activities
    Depreciation and amortization.....      250,722       214,765       179,543
    Equity in (earnings) loss of part-
     nerships.........................   17,065,405   (60,470,405)  (26,038,715)
    Limited partners interest in gain
     (loss) of Consolidated Partner-
     ships............................  (20,393,158)   86,056,438    36,493,838
    Decrease in receivables...........    6,340,838    94,288,692   253,743,119
    (Increase) decrease in marketable
     securities.......................   51,157,337   (94,913,867)   (8,276,034)
    (Increase) decrease in designated
     investments......................      487,882    (3,578,648)     (835,767)
    Increase in investments in and
     advances to limited partnerships,
     net..............................  (57,809,413) (101,547,688)   (4,489,354)
    (Increase) decrease in other as-
     sets.............................      (46,412)       14,484        (6,620)
    Increase (decrease) in accounts
     payable and accrued expense......   (2,182,444)    3,276,919       (70,532)
    Increase (decrease) in payable for
     securities sold not yet pur-
     chased...........................   31,838,482   (38,777,711) (253,765,049)
    Increase (decrease) in unearned
     advisory fees....................       47,447       112,968       (18,815)
    Increase (decrease) in payable to
     brokers and dealers..............   (5,380,757)    7,550,496     2,144,932
                                       ------------  ------------  ------------
      Net cash provided by (used in)
       operating activities...........   64,381,658   (73,051,252)   19,908,565
                                       ------------  ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to furniture, equipment
   and leasehold improvements.........     (194,430)     (277,190)     (141,594)
                                       ------------  ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from loans.................   95,935,311   113,022,370   130,356,902
  Repayments of loans.................  (81,595,011) (114,813,370) (181,254,583)
  Consolidated Partnerships
    Increase (decrease) in limited
     partners' interests.............. (123,690,759)   77,640,531    44,108,531
    Increase (decrease) in limited
     partners' contributions received
     in advance.......................  (47,938,817)   38,436,730    24,978,204
    Increase (decrease) in limited
     partners' withdrawals payable....   94,412,666    16,204,575   (20,427,081)
  Capital contributions...............      429,011       354,236       184,451
  Capital withdrawals.................  (48,220,817)  (20,647,084)  (20,619,379)
                                       ------------  ------------  ------------
      Net cash (used in) provided by
       financing activities........... (110,668,416)  110,197,988   (22,672,955)
                                       ------------  ------------  ------------
INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS..........................  (46,481,188)   36,869,546    (2,905,984)
CASH AND CASH EQUIVALENTS, beginning
 of year..............................   73,859,198    36,989,652    39,895,636
                                       ------------  ------------  ------------
CASH AND CASH EQUIVALENTS, end of
 year................................. $ 27,378,010  $ 73,859,198  $ 36,989,652
                                       ============  ============  ============

  The accompanying notes to consolidated financial statements are an integral part of these statements.

                    HARRIS ASSOCIATES L.P. AND SUBSIDIARIES
                       (A DELAWARE LIMITED PARTNERSHIP)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 1994, 1993 AND 1992

1. SIGNIFICANT ACCOUNTING POLICIES:

  The consolidated financial statements include the accounts of Harris Associates L.P. ("HALP") and Harris Associates Securities L.P. ("HASLP"), of which HALP is a 99% limited partner. The consolidated financial statements also include the following entities of which HALP owned the majority voting interest or over which it exercised significant control: Venus Partners ("Venus"), Hesperus Partners, Ltd. ("Hesperus"), Aurora Limited Partnership ("Aurora"), Perseus Partners Limited Partnership ("Perseus"), Pleiades Partners L.P. ("Pleiades") and Stellar Partners L.P. ("Stellar"), hereinafter referred to as the "Consolidated Partnerships". Statement of Financial Accounting Standards ("SFAS") No. 94, "Consolidation of all Majority-Owned Subsidiaries," requires that such entities be consolidated (see Note 2). All intercompany accounts and transactions have been eliminated in consolidation. HALP and consolidated subsidiaries are hereinafter referred to as "the Partnership."

  Securities owned and securities sold, not yet purchased are valued as follows: securities that are traded on a national securities exchange or securities listed on the NASDAQ National Market System are valued at the last sales price on the exchange or market where primarily traded or listed, or if no last sale, the mean between the "bid" and "ask" prices.

  Marketable securities sold, not yet purchased, represent obligations of the Partnership to deliver a specified security at a future date which will necessitate purchasing the security at then-prevailing prices.

  Investments in limited partnerships are valued at the Investment Partnership's proportionate interest in the fair value of the underlying net assets of such limited partnerships determined from their audited financial statements. The resulting gains and losses are reflected in the accompanying statements of income.

  Securities transactions are accounted for on the trade date (date the order to buy or sell is executed). Dividend income and expense is recorded on the ex-dividend date and interest income is recorded on the accrual basis. Realized gains and losses from securities transactions are reported on the first-in, first-out basis.

  Assets and liabilities denominated in foreign currencies are translated at the closing rate of exchange at the end of the period. Transactions during the period, including purchases and sales of securities, are translated at the rate of exchange prevailing on the date of the transactions. Forward foreign currency contracts and foreign currencies are valued at the forward and current exchange rates, respectively, prevailing on the day of valuation. All highly liquid investments with a maturity of three months or less at the date of purchase are considered to be cash equivalents.

  Limited partners' contributions received in advance represent amounts contributed by limited partners in the Consolidated Partnerships prior to December 31, which are to become effective as of January 1 of the following year. As of January 1 of the following year, these amounts are classified as limited partners' interests in Consolidated Partnerships. Limited partners' withdrawals payable represent limited partners' withdrawals from the Consolidated Partnerships as of December 31 for those who have given notice prior to December 31, that they are withdrawing amounts as of year-end.

  Depreciation is computed under accelerated methods over estimated useful lives of 5 to 10 years. Amortization of leasehold improvements is computed over the lesser of their economic useful lives or the remaining term of the lease.

                    HARRIS ASSOCIATES L.P. AND SUBSIDIARIES
                       (A DELAWARE LIMITED PARTNERSHIP)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                       DECEMBER 31, 1994, 1993 AND 1992
  No provision is made for federal income tax purposes since the Partnership's income is includable in the income tax returns of the individual partners. The Partnership is subject to an Illinois replacement tax equal to 1 1/2% of net income, as defined.

2. CONSOLIDATED PARTNERSHIPS:

  HALP was the general partner in Venus, a limited partnership which engaged in "reverse conversion" transactions through early 1993. HALP was the general partner in Hesperus, a private investment partnership, through December 31, 1993. Also, HALP is currently the general partner in Aurora, Perseus, Pleiades and Stellar, limited partnerships which trade securities and invest in other partnerships which trade various financial instruments. Stellar commenced operations in 1994.

  HALP's percentage of capital was approximately 99% of Venus, 3% of Hesperus and 1% of the other partnerships. HALP received a pro rata allocation of income or loss in addition to other priority allocations. In certain instances, the net income of the individual Consolidated Partnerships had to exceed specified amounts before HALP received such a priority allocation.

  The combined condensed financial information of Venus, Hesperus, Aurora, Perseus, Pleiades and Stellar for each of the three years ended December 31, 1994, 1993 and 1992, are as follows (in thousands of dollars):

                                                      1994      1993     1992
                                                      ----      ----     ----
Assets--
  Cash and cash equivalents.......................  $ 10,914  $ 64,515 $ 36,573
  Receivables.....................................    21,697    26,350  125,755
  Securities owned................................   132,790   184,264   89,349
  Investments in and advances to limited partner-
   ships..........................................   405,491   364,747  202,729
  Designated investments and other assets.........     5,488     5,973    2,405
                                                    --------  -------- --------
    Total assets..................................  $576,380  $645,849 $456,811
                                                    ========  ======== ========
Liabilities--
  Loans payable...................................  $ 24,340  $ 10,000 $  3,601
  Securities sold, not yet purchased..............   113,592    81,754  120,532
  Other liabilities...............................     5,971    13,299    2,899
  Limited partners' contributions received in
   advance and withdrawals payable................   138,159    91,685   37,043
                                                    --------  -------- --------
    Total liabilities.............................   282,062   196,738  164,075
Partners' capital.................................   294,318   449,111  292,736
                                                    --------  -------- --------
    Total liabilities and partners' capital.......  $576,380  $645,849 $456,811
                                                    ========  ======== ========
Revenues, including change in unrealized
 appreciation (depreciation) of securities........  $(10,159) $105,343 $ 53,944
Expenses, including advisory and administrative
 fees to HALP.....................................     9,517     8,732   11,640
                                                    --------  -------- --------
    Net income (loss).............................  $(19,676) $ 96,611 $ 42,304
                                                    ========  ======== ========
Carrying value of investments of HALP at December
 31...............................................  $  1,380  $ 12,089 $ 19,412
HALP's share of net income exclusive of advisory
 and administrative fees paid to HALP.............       716    10,555    6,957
Advisory and administrative (management) fees paid
 to HALP..........................................     3,739     3,690    3,487
                                                    ========  ======== ========

                    HARRIS ASSOCIATES L.P. AND SUBSIDIARIES
                       (A DELAWARE LIMITED PARTNERSHIP)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                       DECEMBER 31, 1994, 1993 AND 1992
3. DUE TO/FROM BROKERS AND DEALERS:

  The Partnership conducts its clearing and depository operations for its trading activities through various brokers pursuant to customary agreements. Due to/from brokers and dealers includes cash balances with the Partnership's clearing brokers, net amounts receivable and payable for securities transactions that have not settled and collateral for a specified percentage of the value of all marketable securities sold, not yet purchased.

4. INVESTMENTS IN LIMITED PARTNERSHIPS:

  The Investment Partnerships have investments in limited partnerships which engage in various trading strategies. Underlying investments of the limited partnerships are valued at current market and can include purchases and short sales of government or government agency securities, corporate stocks and bonds, commodity futures and forward contracts, options, repurchase and reverse repurchase agreements, rate caps and rate swaps, commercial paper and other securities. At December 31, 1994, the Investment Partnerships in the aggregate had investments in approximately 60 limited partnerships; the largest investment in any one limited partnership being approximately $25,000,000.

5. DESIGNATED INVESTMENTS:

  One of the Investment Partnerships has invested in certain limited partnerships, which have allocated, among the partners of such limited partnerships, a fixed percentage ownership interest in any appreciation or depreciation and realized gains or losses on disposition of certain investments, hereinafter referred to as "Designated Investments." Designated Investments are valued at fair value as determined by the general partners of such limited partnerships.

  Capital consisting of each partner's share of the cost and net unrealized appreciation or depreciation resulting from designated investments is segregated within partners' capital of such partnership. The cost of such investments, as well as related unrealized gains or losses, is not available for distribution until the investment is sold or otherwise disposed of by the limited partnership.

6. LINE-OF-CREDIT ARRANGEMENTS:

  Certain of the Consolidated Partnerships maintain separate lines of credit agreements with banks aggregating $59,200,000 at December 31, 1994. Interest is payable at the prime or corporate base rate, as determined by the bank. The total borrowings are limited as defined in the agreements, including, among other things, the borrowings are limited to 33% of the net assets of such Investment Partnerships. During 1992, HALP had a $20,000,000 line of credit, the sole purpose of which was to invest in and make advances to Venus. Any loans thereunder were collateralized by HALP's general partnership interest in Venus and the guarantee of certain partners of HALP with interest at approximately 1.5 times the federal funds rate.

  The average borrowings on the credit arrangements described above and the average rate of interest for 1994, 1993 and 1992 were $37,441,000, $23,919,000 and $32,104,000 and 5.6%, 4.6% and 5.1%, respectively.

  Interest expense incurred on such lines of credit was $2,157,128, $1,159,932 and $2,069,456 for the years ended December 31, 1994, 1993 and 1992, respectively.

                    HARRIS ASSOCIATES L.P. AND SUBSIDIARIES
                       (A DELAWARE LIMITED PARTNERSHIP)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                       DECEMBER 31, 1994, 1993 AND 1992
7. COMMITMENTS AND CONTINGENCIES:

  HALP had a lease for office facilities through 1998 which it renegotiated in 1994. At December 31, 1994, HALP's lease for office facilities requires minimum annual rental payments, excluding escalations and increases in operating expenses and taxes, as follows:

     Year ending December 31--
       1995.......................................................... $  460,299
       1996..........................................................    517,199
       1997..........................................................    526,237
       1998..........................................................    535,275
       1999..........................................................    544,313
       2000 to 2004..................................................  2,511,067
                                                                      ----------
         Total....................................................... $5,094,390
                                                                      ==========

  Under the terms of the lease agreements, rental payments for certain periods were waived. HALP computed an average monthly rental for the entire term of the lease and charged this amount to rental expense each month. Rental expense for 1994, 1993 and 1992 was $449,886, $409,174 and $456,998, respectively. The difference between the average monthly rental and the actual rental payment is accounted for as deferred rent payable. This difference will be offset in future years when the actual rental payments exceed the calculated average monthly rental.

  HASLP is an introducing broker and clears all transactions with and for customers on a fully disclosed basis with another broker-dealer. HASLP promptly transmits all customer funds and securities to such clearing broker-dealer. In connection with this arrangement, HASLP is contingently liable for the payment of securities purchased and the delivery of securities sold by customers.

8. NET CAPITAL REQUIREMENTS:

  As a registered broker-dealer and member of the National Association of Securities Dealers, Inc., HASLP is subject to the Uniform Net Capital Rule 15c3-1 of the Securities and Exchange Commission ("SEC"). This rule requires that net capital, as defined, shall be at least the greater of $100,000 or 6-2/3% of aggregate indebtedness, as defined. Net capital and aggregate indebtedness change from day to day, but at December 31, 1994, HASLP had required capital of $100,000 and excess net capital of $158,645. The ratio of aggregate indebtedness to net capital was .59 to 1. HASLP was in compliance with the net capital rule at December 31, 1993 and 1992. Under the agreement with its clearing broker, HASLP is to maintain minimum net capital of $250,000.

9. EXEMPTION FROM SEC RULE 15C3-3:

  HASLP is exempt from the provisions of SEC Rule 15c3-3 because it clears all customer trades with another broker-dealer on a fully disclosed basis.

10. RELATED PARTIES:

  Harris Associates, Inc. ("HAI") is the general partner of HALP and HASLP.

                    HARRIS ASSOCIATES L.P. AND SUBSIDIARIES
                       (A DELAWARE LIMITED PARTNERSHIP)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                       DECEMBER 31, 1994, 1993 AND 1992
  HALP provides investment advisory and administrative services to Harris Associates Investment Trust ("HAIT"), a series of mutual funds that utilize the Oakmark name. Certain of HAIT's officers and trustees are also partners and employees of HALP. During 1994, 1993 and 1992, HALP received $28,048,203, $11,289,461 and $613,801, respectively, in fees from HAIT. HASLP received $272,804, $287,438 and $191,464 in commissions from HAIT during 1994, 1993 and
1992, respectively.

  Pursuant to an agreement dated June 30, 1992, certain partners of HALP withdrew from HALP. In connection with such withdrawal, those partners were relieved of certain obligations imposed under HALP's Partnership Agreement. As consideration for being relieved of those obligations, the withdrawing partners surrendered their partnership units and agreed to pay HALP approximately $2,500,000 on June 30, 1992, plus additional amounts to be paid through June 30, 1995. Concurrent with the withdrawal of those partners from HALP, the investment advisory agreements with The Acorn Fund, Inc. ("Acorn") and certain other persons were terminated and Acorn and those other persons entered into new investment advisory agreements with an entity formed by the withdrawn partners. HALP received $3,384,837, $1,892,432 and $2,739,600 in 1994, 1993 and 1992, respectively, under this agreement. HALP received $3,377,531 in fees for investment advisory services in the first half of 1992.

11. EMPLOYEE BENEFIT PLAN:

  HALP has a profit-sharing plan covering partners and employees.
Contributions to the plan are at the discretion of HALP. HALP funds all contributions on a current basis. The amounts charged to expense for 1994, 1993 and 1992 were $934,899, $1,035,512 and $879,219, respectively.

12. FORWARD FOREIGN CURRENCY AND FUTURES COMMODITY CONTRACTS:

  Certain of the Investment Partnerships, through an advisory account, enter into forward foreign currency contracts to hedge the currency risks associated with the purchase of foreign securities. The Investment Partnerships entered into forward foreign currency contracts to deliver 26,377,000, 11,073,000 and 1,341,000 Canadian dollars in exchange for $19,196,371, $8,419,186 and $1,056,332 at December 31, 1994, 1993 and 1992, respectively. The unrealized gain of $391,555, $55,474 and $6,456 at December 31 , 1994, 1993 and 1992,
respectively, is reflected in the accompanying statements of income. The Investment Partnerships bear the risk of changes in foreign exchange rates and the risk that the counterparty fails to perform under terms of the contract.

  At December 31, 1993 and 1992, Hesperus had sold S&P 500 futures contracts short with a contractual amount of $24,500,000 and $19,700,000, respectively. Such contracts were recorded on the trade date and marked to market with the gain/loss reflected in net realized and unrealized gains (losses) on securities owned.

13. ADDITIONAL CASH FLOW INFORMATION:

  Illinois replacement tax paid was $80,195, $69,780 and $62,781 during 1994, 1993 and 1992, respectively. Interest expense paid was $2,530,716, $1,354,658 and $2,692,935 during 1994, 1993 and 1992, respectively.

14. SUBSEQUENT PARTNERS' CAPITAL WITHDRAWALS:

  During the period January 1, 1995, to February 10, 1995, the partners withdrew capital of $20,404,531.

                    HARRIS ASSOCIATES L.P. AND SUBSIDIARIES
                       (A DELAWARE LIMITED PARTNERSHIP)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)

                       DECEMBER 31, 1994, 1993 AND 1992
15. SUBSEQUENT EVENTS:

  On June 22, 1995, New England Investment Companies, L.P. ("NEIC") agreed with HALP and HAI to acquire certain of the assets and assume certain of the liabilities of HALP, including its interest in HASLP, in exchange for limited partnership units of NEIC. It is anticipated that, prior to the closing of the agreed-upon transaction, the partners of HALP would make substantial capital withdrawals, leaving HALP with minimal assets.

ITEM 7(A)(II) CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS OF HARRIS L.P. AND SUBSIDIARIES AS OF JUNE 30, 1995 AND 1994

                    HARRIS ASSOCIATES L.P. AND SUBSIDIARIES
                        (A DELAWARE LIMITED PARTNERSHIP)

                       CONSOLIDATED FINANCIAL STATEMENTS
                          AS OF JUNE 30, 1995 AND 1994
                    TOGETHER WITH ACCOUNTANTS' REVIEW REPORT

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
Harris Associates L.P.:

  We have reviewed the accompanying consolidated statements of financial condition of HARRIS ASSOCIATES L.P. (a Delaware limited partnership) AND SUBSIDIARIES as of June 30, 1995 and 1994, and the related consolidated statements of income, partners' capital and cash flows for each of the six-month periods then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of the Partnership.

  A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

  Based on our review, we are not aware of any material modifications that should be made to the financial statements referred to above in order for them to be in conformity with generally accepted accounting principles.

Chicago, Illinois,
August 15, 1995

                    HARRIS ASSOCIATES L.P. AND SUBSIDIARIES
                        (A DELAWARE LIMITED PARTNERSHIP)

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                          AS OF JUNE 30, 1995 AND 1994

                        ASSETS                             1995         1994
                        ------                             ----         ----
CASH AND CASH EQUIVALENTS............................. $ 11,221,898 $ 22,048,559
RECEIVABLES:
  Investment advisory fees............................    4,317,343    2,683,501
  Brokers and dealers (Note 3)........................    3,323,309   21,974,220
  Other...............................................    1,021,165    2,107,105
SECURITIES OWNED (cost of $116,010,732 and
 $131,318,413 in 1995 and 1994, respectively)--
  Corporate bonds and notes...........................   68,046,472   71,527,535
  Government bonds and notes..........................    2,934,039          --
  Preferred stocks....................................   10,535,095   12,399,931
  Common stocks.......................................   17,805,740   18,551,758
  Warrants and options................................   12,570,286   15,919,967
  Other...............................................    2,717,876    2,367,790
                                                       ------------ ------------
                                                        114,609,508  120,766,981
INVESTMENTS IN LIMITED PARTNERSHIPS (Note 4)..........  318,049,343  417,370,739
DESIGNATED INVESTMENTS (Note 5).......................    5,900,978    6,009,660
FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS, at
 cost, net of accumulated depreciation of $99,222 and
 $85,636, in 1995 and 1994, respectively..............      760,023      530,279
OTHER ASSETS..........................................      133,978      127,440
                                                       ------------ ------------
    Total assets...................................... $459,337,545 $593,618,484
                                                       ============ ============
          LIABILITIES AND PARTNERS' CAPITAL
          ---------------------------------
LIABILITIES:
  Loans payable (Note 6).............................. $ 18,994,600 $ 41,774,500
  Payable to brokers and dealers (Note 3).............    6,120,720      778,450
  Securities sold, not yet purchased (proceeds of
   $81,145,914 and $100,755,208 in 1995 and 1994,
   respectively)--
    Corporate bonds and notes.........................          --       469,666
    Governments bonds and notes.......................      671,160          --
    Preferred stocks..................................          --       203,432
    Common stocks.....................................   78,008,493   88,207,606
    Warrants and options..............................      191,059    1,283,637
    Other.............................................      386,061          --
                                                       ------------ ------------
                                                         79,256,773   90,164,341
  Accounts payable and accrued expenses...............    4,103,032    1,867,478
  Unearned advisory fees..............................      419,313      415,812
  Consolidated partnerships--
    Limited partners' contributions received in ad-
     vance............................................      460,938    5,000,000
    Limited partners' withdrawals payable.............    3,196,740   15,571,038
                                                       ------------ ------------
    Total liabilities.................................  112,552,116  155,571,619
LIMITED PARTNERS' INTERESTS IN CONSOLIDATED
 PARTNERSHIPS.........................................  335,321,078  426,918,936
PARTNERS' CAPITAL (Notes 8 and 14)....................   11,464,351   11,127,929
                                                       ------------ ------------
    Total liabilities and partners' capital........... $459,337,545 $593,618,484
                                                       ============ ============

     The accompanying accountants' review report and the notes to financial statements should be read in conjunction with these statements.

                    HARRIS ASSOCIATES L.P. AND SUBSIDIARIES
                        (A DELAWARE LIMITED PARTNERSHIP)

                       CONSOLIDATED STATEMENTS OF INCOME

                FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1994

                                                        1995          1994
                                                        ----          ----
REVENUES:
  Fees for account supervision and investment advi-
   sory services (Note 10) ........................ $ 25,522,182  $ 22,598,462
  Commissions (Note 10)............................    1,555,927     1,662,128
  Interest.........................................    3,631,901     2,993,707
  Dividends........................................    1,117,561       553,926
  Net realized and unrealized gains (losses) on se-
   curities, forwards and futures owned and sold,
   not yet purchased...............................    4,720,393       176,496
  Equity in earnings (loss) of limited partnerships
   (Note 4)........................................    8,173,204   (16,278,056)
  Other (Note 10)..................................    2,001,597     1,775,614
                                                    ------------  ------------
    Total revenues.................................   46,722,765    13,482,277
                                                    ------------  ------------
EXPENSES:
  Employee and partner compensation and benefits
   (Note 11).......................................    4,090,654     4,005,915
  Clearing fees....................................      329,048       403,796
  Interest.........................................    1,293,730     1,280,615
  Dividends on short stock.........................      772,961       445,643
  External investment advisory fees................    1,359,654       499,698
  Communications...................................      321,501       338,349
  Occupancy and equipment rental...................      594,264       459,460
  Other............................................    2,211,465     2,246,920
                                                    ------------  ------------
    Total expenses.................................   10,973,277     9,680,396
                                                    ------------  ------------
  Income before limited partners' interest in Con-
   solidated Partnerships..........................   35,749,488     3,801,881
LIMITED PARTNERS' INTEREST IN (GAIN) LOSS OF CON-
 SOLIDATED PARTNERSHIPS............................  (12,034,312)   17,137,260
                                                    ------------  ------------
    Net income..................................... $ 23,715,176  $ 20,939,141
                                                    ============  ============


     The accompanying accountants' review report and the notes to financial statements should be read in conjunction with these statements.

                    HARRIS ASSOCIATES L.P. AND SUBSIDIARIES
                        (A DELAWARE LIMITED PARTNERSHIP)

                  CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL

                FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1994

                                                         1995          1994
                                                         ----          ----
BALANCE, beginning of period........................ $ 23,511,011  $ 28,297,088
  Contributions.....................................          --        412,660
  Withdrawals.......................................  (35,761,836)  (38,520,960)
  Net income........................................   23,715,176    20,939,141
                                                     ------------  ------------
BALANCE, end of period.............................. $ 11,464,351  $ 11,127,929
                                                     ============  ============





     The accompanying accountants' review report and the notes to financial statements
              should be read in conjunction with these statements.

                    HARRIS ASSOCIATES L.P. AND SUBSIDIARIES
                        (A DELAWARE LIMITED PARTNERSHIP)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1994

                                                       1995           1994
                                                       ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...................................... $  23,715,176  $ 20,939,141
  Adjustments to reconcile net income to net cash
   provided by operating activities--
    Depreciation and amortization.................       136,638       115,080
    Equity in (earnings) loss of partnerships.....    (8,173,204)   16,278,056
    Limited partners' interest in gain (loss) of
     Consolidated Partnerships....................    12,034,312   (17,137,260)
    Decrease in receivables.......................    18,676,164     6,913,995
    Decrease in marketable securities.............    13,876,714    63,965,709
    Increase in designated investments............      (439,780)      (60,580)
    (Increase) decrease in investments in limited
     partnerships, net............................    95,615,088   (68,901,576)
    Decrease in other assets......................        64,574        46,089
    Increase (decrease) in accounts payable and
     accrued expense..............................     1,918,302    (2,499,697)
    Increase (decrease) in securities sold, not
     yet purchased................................   (29,716,203)    7,940,716
    Increase (decrease) in unearned advisory
     fees.........................................        (5,730)       38,216
    Increase (decrease) in payable to brokers and
     dealers......................................     1,806,049    (8,916,978)
                                                   -------------  ------------
      Net cash provided by operating activities...   129,508,100    18,720,911
                                                   -------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to furniture, equipment and leasehold
   improvements...................................      (405,011)     (118,806)
                                                   -------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from loans.............................    44,636,100    70,601,511
  Repayments of loans.............................   (49,981,800)  (38,827,012)
  Consolidated Partnerships--
    Increase in limited partners' interests.......    30,349,202     7,034,715
    Decrease in limited partners' contributions
     received in advance..........................   (17,454,275)  (60,854,030)
    Increase in limited partners' withdrawals
     payable......................................  (117,046,592)  (10,259,628)
  Capital contributions...........................           --        412,660
  Capital withdrawals.............................   (35,761,836)  (38,520,960)
                                                   -------------  ------------
      Net cash used in financing activities.......  (145,259,201)  (70,412,744)
                                                   -------------  ------------
DECREASE IN CASH AND CASH EQUIVALENTS.............   (16,156,112)  (51,810,639)
CASH AND CASH EQUIVALENTS, beginning of period....    27,378,010    73,859,198
                                                   -------------  ------------
CASH AND CASH EQUIVALENTS, end of period.......... $  11,221,898  $ 22,048,559
                                                   =============  ============

     The accompanying accountants' review report and the notes to financial statements
              should be read in conjunction with these statements.

                    HARRIS ASSOCIATES L.P. AND SUBSIDIARIES
                       (A DELAWARE LIMITED PARTNERSHIP)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            JUNE 30, 1995 AND 1994

1. SIGNIFICANT ACCOUNTING POLICIES:

  The consolidated financial statements include the accounts of Harris Associates L.P. ("HALP") and Harris Associates Securities L.P. ("HASLP"), of which HALP is a 99% limited partner. The consolidated financial statements also include the following entities over which HALP exercised significant control as of June 30, 1995 and 1994: Aurora Limited Partnership ("Aurora"), Perseus Partners Limited Partnership ("Perseus"), Pleiades Partners L.P. ("Pleiades"), Stellar Partners L.P. ("Stellar") and SPA Partners L.P. ("SPA"), hereinafter referred to as the "Consolidated Partnerships". Statement of Financial Accounting Standards ("SFAS") No. 94, "Consolidation of All Majority-Owned Subsidiaries," requires that such entities be consolidated (see
Note 2). All intercompany accounts and transactions have been eliminated in consolidation. HALP and consolidated subsidiaries are hereinafter referred to as "the Partnership." See Note 15.

  Securities owned and securities sold, not yet purchased are valued as follows: securities that are traded on a national securities exchange or securities listed on the NASDAQ National Market System are valued at the last sales price on the exchange or market where primarily traded or listed, or if no last sale, the mean between the "bid" and "ask" prices.

  Marketable securities sold, not yet purchased, represent obligations of the Partnership to deliver a specified security at a future date which will necessitate purchasing the security at then-prevailing prices.

  Investments in limited partnerships are valued at the Consolidated Partnerships' proportionate interest in the fair value of the underlying net assets of such limited partnerships determined from their financial statements or other financial data received from such partnerships. The resulting gains and losses are reflected in the accompanying consolidated statements of income.

  Securities transactions are accounted for on the trade date (date the order to buy or sell is executed). Dividend income and expense is recorded on the ex-dividend date and interest income is recorded on the accrual basis. Realized gains and losses from securities transactions are reported on the first-in, first-out basis.

  Assets and liabilities denominated in foreign currencies are translated at the closing rate of exchange at the end of the period. Transactions during the period, including purchases and sales of securities, are translated at the rate of exchange prevailing on the date of the transactions. Forward foreign currency contracts and foreign currencies are valued at the forward and current exchange rates, respectively, prevailing on the day of valuation.

  All highly liquid investments with a maturity of three months or less at the date of purchase are considered to be cash equivalents.

  Limited partners' contributions received in advance represent amounts contributed by limited partners in the Consolidated Partnerships prior to June 30, which are to become effective as of July 1 of the following month. As of July 1 of the following month, these amounts are classified as limited partners' interests in Consolidated Partnerships. Limited partners' withdrawals payable represent limited partners' withdrawals from the Consolidated Partnerships as of June 30 for those who have given notice prior to June 30, that they are withdrawing amounts as of June 30.

  Depreciation is computed under accelerated methods over estimated useful lives of 5 to 10 years. Amortization of leasehold improvements is computed over the lesser of their economic useful lives or the remaining term of the lease.

                    HARRIS ASSOCIATES L.P. AND SUBSIDIARIES
                       (A DELAWARE LIMITED PARTNERSHIP)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                            JUNE 30, 1995 AND 1994

  No provision is made for federal income tax purposes since the Partnership's income is includable in the income tax returns of the individual partners. The Partnership is subject to an Illinois replacement tax equal to 1 1/2% of net income, as defined.

2. CONSOLIDATED PARTNERSHIPS:

  HALP is currently the general partner in Aurora, Perseus, Pleiades, Stellar and SPA limited partnerships which trade securities and invest in other partnerships which trade various financial instruments. Stellar commenced operations in January, 1994, and SPA in January, 1995.

  HALP's percentage of capital is approximately 1% of such partnerships. HALP receives a pro rata allocation of income or loss in addition to other priority allocations. In certain instances, the net income of the individual Consolidated Partnerships must exceed specified amounts before HALP receives such a priority allocation. As this pro rata allocation is determined based upon calendar year results, HALP has not reflected any such amounts at June 30, 1995 and 1994. At June 30, 1995 and 1994, such amounts are immaterial.

  The combined condensed financial information of Aurora, Perseus, Pleiades, Stellar and SPA as of June 30, 1995 and 1994, and for the six months then ended, are as follows:

                                                         1995         1994
                                                         ----         ----
Assets--
  Cash and cash equivalents........................  $  5,723,862 $ 16,476,802
  Receivables......................................     4,069,493   22,852,824
  Securities owned.................................   114,293,300  120,449,391
  Investments in limited partnerships..............   318,049,343  417,370,739
  Designated investments and other assets..........     5,947,575    6,042,956
                                                     ------------ ------------
    Total assets...................................  $448,083,573 $583,192,712
                                                     ============ ============
Liabilities--
  Loans payable....................................  $ 18,994,600 $ 41,774,500
  Securities sold, not yet purchased...............    79,256,773   90,164,341
  Other liabilities................................     9,402,120    2,184,978
  Limited partners' contributions received in
   advance and withdrawals payable.................     3,657,678   20,571,038
                                                     ------------ ------------
    Total liabilities..............................   111,311,171  154,694,857
Partners' capital..................................   336,772,402  428,497,855
                                                     ------------ ------------
    Total liabilities and partners' capital........  $448,083,573 $583,192,712
                                                     ============ ============
Revenues, including change in unrealized
 appreciation (depreciation) of securities and gain
 (loss) on investments in limited partnerships.....  $ 17,421,497 $(12,655,398)
Expenses, including advisory and administrative
 fees to HALP......................................     5,348,048    4,337,988
                                                     ------------ ------------
    Net income (loss)..............................  $ 12,073,449 $(16,993,386)
                                                     ============ ============
Carrying value of investments of HALP at June 30...  $  1,451,324 $  1,578,919
HALP's share of net income exclusive of advisory
 and administrative fees paid to HALP..............        39,137      143,874
Advisory and administrative (management) fees paid
 to HALP...........................................     1,580,410    1,932,201
                                                     ============ ============

                    HARRIS ASSOCIATES L.P. AND SUBSIDIARIES
                       (A DELAWARE LIMITED PARTNERSHIP)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                            JUNE 30, 1995 AND 1994

3. DUE TO/FROM BROKERS AND DEALERS:

  The Partnership conducts its clearing and depository operations for its trading activities through various brokers pursuant to customary agreements. Due to/from brokers and dealers includes cash balances with the Partnership's clearing brokers, net amounts receivable and payable for securities transactions that have not settled and collateral for a specified percentage of the value of all marketable securities sold, not yet purchased.

4. INVESTMENTS IN LIMITED PARTNERSHIPS:

  The Consolidated Partnerships have investments in limited partnerships which engage in various trading strategies. Underlying investments of the limited partnerships are valued at current market and can include purchases and short sales of government or government agency securities, corporate stocks and bonds, commodity futures and forward contracts, options, repurchase and reverse repurchase agreements, rate caps and rate swaps, commercial paper and other securities. At June 30, 1995 and 1994, the Consolidated Partnerships in the aggregate had investments in 63 and 60 limited partnerships, respectively; the largest investment in any one limited partnership being $15,188,622 and $24,560,440, respectively.

5. DESIGNATED INVESTMENTS:

  One of the Consolidated Partnerships has invested in certain limited partnerships, which have allocated, among the partners of such limited partnerships, a fixed percentage ownership interest in any appreciation or depreciation and realized gains or losses on disposition of certain investments, hereinafter referred to as "Designated Investments." Designated Investments are valued at fair value as determined by the general partners of such limited partnerships.

  Capital consisting of each partner's share of the cost and net unrealized appreciation or depreciation resulting from designated investments is segregated within partners' capital of such partnership. The cost of such investments, as well as related unrealized gains or losses, is not available for distribution until the investment is sold or otherwise disposed of by the limited partnership.

6. LINE-OF-CREDIT ARRANGEMENTS:

  Certain of the Consolidated Partnerships maintain separate lines of credit agreements with banks aggregating $71,200,000 at June 30, 1995. Interest is payable at the prime or corporate base rate, as determined by the bank. The total borrowings are limited as defined in the agreements, including, among other things, that borrowings are limited to 33% of the net assets of such Consolidated Partnerships.

  The average month-end borrowings on the credit arrangements described above and the average rate of interest for 1995 and 1994 were $14,977,417 and $36,020,167 and 7.4% and 5.0%, respectively.

  Interest expense incurred on such lines of credit was $516,107 and $870,235 for the six months ended June 30, 1995 and 1994, respectively.

7. COMMITMENTS AND CONTINGENCIES:

  HALP had a lease for office facilities through 1998 which it renegotiated in 1994. At June 30, 1995, HALP's lease for office facilities requires minimum annual rental payments, excluding escalations and increases in operating expenses and taxes, as follows:

                    HARRIS ASSOCIATES L.P. AND SUBSIDIARIES
                       (A DELAWARE LIMITED PARTNERSHIP)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                            JUNE 30, 1995 AND 1994

     Six months ending December 31, 1995............................ $  230,000
     Year ending December 31--
       1996.........................................................    517,000
       1997.........................................................    526,000
       1998.........................................................    535,000
       1999.........................................................    544,000
       2000 to 2004.................................................  2,511,000
                                                                     ----------
         Total...................................................... $4,863,000
                                                                     ==========

  Under the terms of the lease agreements, rental payments for certain periods were waived. HALP computed an average monthly rental for the entire term of the lease and charged this amount to rental expense each month. Rental expense for the six months ended June 30, 1995 and 1994, was $160,504 and $249,632, respectively. The difference between the average monthly rental and the actual rental payment is accounted for as deferred rent payable. This difference will be offset in future years when the actual rental payments exceed the calculated average monthly rental.

  HASLP is an introducing broker and clears all transactions with and for customers on a fully disclosed basis with another broker-dealer. HASLP promptly transmits all customer funds and securities to such clearing broker-dealer. In connection with this arrangement, HASLP is contingently liable for the payment of securities purchased and the delivery of securities sold by customers.

8. NET CAPITAL REQUIREMENTS:

  As a registered broker-dealer and member of the National Association of Securities Dealers, Inc., HASLP is subject to the Uniform Net Capital Rule 15c3-1 of the Securities and Exchange Commission ("SEC"). This rule requires that net capital, as defined, shall be at least the greater of $100,000 or 6 2/3% of aggregate indebtedness, as defined. Net capital and aggregate indebtedness change from day to day, but at June 30, 1995, HASLP had required capital of $100,000 and excess net capital of $154,269. The ratio of aggregate indebtedness to net capital was less than 1 to 1. HASLP was in compliance with the net capital rule at June 30, 1994. Under the agreement with its clearing broker, HASLP is to maintain minimum net capital of $250,000.

9. EXEMPTION FROM SEC RULE 15C3-3:

  HASLP is exempt from the provisions of SEC Rule 15c3-3 because it clears all customer trades with another broker-dealer on a fully disclosed basis.

10. RELATED PARTIES:

  Harris Associates, Inc. ("HAI") is the general partner of HALP and HASLP.

  HALP provides investment advisory and administrative services to Harris Associates Investment Trust ("HAIT"), a series of mutual funds that utilize the Oakmark name. Certain of HAIT's officers and trustees are also partners and employees of HALP. During the six months ended June 30, 1995 and 1994, HALP received $14,579,196 and $13,693,992, respectively, in fees from HAIT. HASLP received $128,354 and $102,697 in commissions from HAIT through June 30, 1995 and 1994, respectively.

                    HARRIS ASSOCIATES L.P. AND SUBSIDIARIES
                       (A DELAWARE LIMITED PARTNERSHIP)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                            JUNE 30, 1995 AND 1994

  Pursuant to an agreement dated June 30, 1992, certain partners of HALP withdrew from HALP. In connection with such withdrawal, those partners were relieved of certain obligations imposed under HALP's Partnership Agreement. As consideration for being relieved of those obligations, the withdrawing partners surrendered their partnership units and agreed to pay HALP approximately $2,500,000 on June 30, 1992, plus additional amounts to be paid for the period through June 30, 1995. Concurrent with the withdrawal of those partners from HALP, the investment advisory agreements with The Acorn Fund, Inc. ("Acorn") and certain other persons were terminated and Acorn and those other persons entered into new investment advisory agreements with an entity formed by the withdrawn partners. HALP received $1,724,291 and $1,605,779 in the six months ended June 30, 1995 and 1994, respectively, under this agreement.

11. EMPLOYEE BENEFIT PLAN:

  HALP has a profit-sharing plan covering partners and employees.
Contributions to the plan are at the discretion of HALP. HALP funds all contributions on a current basis. The amounts charged to expense for the six months ended June 30, 1995 and 1994, were $475,917 and $454,739, respectively.

12. FORWARD FOREIGN CURRENCY CONTRACTS:

  Certain of the Consolidated Partnerships, through an advisory account, enter into forward foreign currency contracts to hedge the currency risks associated with the purchase of foreign securities. The Consolidated Partnerships entered into forward foreign currency contracts to deliver 8,985,000 and 33,773,000 Canadian dollars in exchange for $6,298,038 and $24,817,849, at June 30, 1995 and 1994, respectively. The unrealized gain (loss) of $(216,987) and $487,618 at June 30, 1995 and 1994, respectively, is reflected in the accompanying consolidated statements of income. The Consolidated Partnerships bear the risk of changes in foreign exchange rates and the risk that the counterparty fails to perform under terms of the contract.

13. ADDITIONAL CASH FLOW INFORMATION:

  Illinois replacement tax paid was $51,000 and $75,000 during the six months ended June 30, 1995 and 1994, respectively. Interest expense paid was $1,047,430 and $1,279,869 during the six months ended June 30, 1995 and 1994, respectively.

14. SUBSEQUENT PARTNERS' CAPITAL WITHDRAWALS:

  During the period July 1, 1995, to August 15, 1995, the partners withdrew capital of $854,861.

15. SUBSEQUENT EVENTS:

  On June 22, 1995, New England Investment Companies, L.P. ("NEIC") agreed with HALP and HAI to acquire certain of the assets and assume certain of the liabilities of HALP, including its interest in HASLP, in exchange for limited partnership units of NEIC. It is anticipated that, prior to the closing of the agreed-upon transaction, the partners of HALP would make substantial capital withdrawals, leaving HALP with minimal assets.

  Under a new advisory agreement entered into with the Oakmark Funds (as HAIT) the investment advisory fees have been reduced from 1% of net assets under management to 1% for the first $2.5 billion, .95% on the next $1.25 billion,
 .90% on the next $1.25 billion and .85% on net assets in excess of $5 billion for Oakmark Fund. The annual rate of fee for Oakmark International will be 1% on the first $2.5 billion, .95% on the next

                    HARRIS ASSOCIATES L.P. AND SUBSIDIARIES
                       (A DELAWARE LIMITED PARTNERSHIP)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)

                            JUNE 30, 1995 AND 1994
$2.5 billion and .90% on net assets in excess of $5 billion. Had the new advisory agreement been in effect in 1994, the fees received in the six-months ended June 30, 1995 and 1994, would have remained the same.

  In July, 1995, the Partnership Agreements of each of the Consolidated Partnerships (Aurora, Perseus, Pleiades, Stellar and SPA) were amended. The amendments were such that they reduced the amount of control that HALP exercised over each of the Consolidated Partnerships. Although the accompanying financial statements have been prepared, including the Consolidated Partnerships, these amendments are such that had they been in effect as of June 30, 1995, the consolidated financial statements of HALP would have reflected such entities on the equity basis of accounting rather than on a full consolidation basis and only HASLP would have been consolidated.

  The consolidated financial statements of HALP and HASLP without consolidating Aurora, Perseus, Pleiades, Stellar and SPA at June 30, 1995 and 1994, and for each of the six months then ended are as follows:

                                                           1995        1994
                                                           ----        ----
Assets--
  Cash and cash equivalents............................ $ 5,498,036 $ 5,571,757
  Receivables..........................................   4,874,547   4,234,646
  U.S. Government securities and commercial paper......     316,208     317,590
  Investments in Aurora, Perseus, Pleiades, Stellar and
   SPA.................................................   1,451,324   1,578,919
  Other assets.........................................     847,401     624,423
                                                        ----------- -----------
    Total assets....................................... $12,987,516 $12,327,335
                                                        =========== ===========
Liabilities--
  Accounts payable and accrued expenses................   1,103,852     783,594
  Unearned advisory fees...............................     419,313     415,812
                                                        ----------- -----------
    Total liabilities..................................   1,523,165   1,199,406
Partners' capital......................................  11,464,351  11,127,929
                                                        ----------- -----------
    Total liabilities and partners' capital............ $12,987,516 $12,327,335
                                                        =========== ===========
Revenues--
  Fees for account supervisor and investment advisory
   services............................................ $27,102,592 $24,530,663
  Commissions..........................................   1,555,927   1,662,128
  Interest.............................................     193,119     102,447
  Dividends............................................      36,431       4,757
  Equity in earnings of limited partnerships...........      39,137     143,874
  Other................................................   1,993,609   1,769,882
                                                        ----------- -----------
    Total revenues.....................................  30,920,815  28,213,751
Expenses--
  Employee and partner compensation and benefits.......   4,090,654   4,005,915
  Clearing fees........................................     329,048     403,796
  Communications.......................................     321,501     338,349
  Occupancy and equipment rental.......................     594,264     459,460
  Other................................................   1,870,172   2,067,090
                                                        ----------- -----------
    Total expenses.....................................   7,205,639   7,274,610
                                                        ----------- -----------
    Net income......................................... $23,715,176 $20,939,141
                                                        =========== ===========

ITEM 7(B) PRO FORMA FINANCIAL INFORMATION OF NEW ENGLAND INVESTMENT COMPANIES, L.P.

                    NEW ENGLAND INVESTMENT COMPANIES, L.P.

         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

  The following unaudited pro forma condensed combined financial information as of and for the six months ended June 30, 1995 and for the year ended December 31, 1994 is based on the historical financial statements of NEIC included in its 1994 Annual Report on Form 10-K and the June 30, 1995 Quarterly Report on Form 10-Q, and the historical financial statements of Harris as of June 30, 1995, the six months ended June 30, 1995 and the year ended December 31, 1994. The pro forma financial information gives effect to the purchase of substantially all of the assets and the acquisition of certain liabilities of Harris, as described in the Partnership Admission Agreement dated June 22, 1995 and the amendment thereto dated September 27, 1995 (together, the "Agreement").

  The pro forma Balance Sheet as of June 30, 1995 has been prepared as though the acquisition of Harris had taken place on June 30, 1995 and the pro forma Statements of Operations for the six months ended June 30, 1995 and the year ended December 31, 1994 have been prepared as though the acquisition had taken place as of January 1, 1994. These pro forma financial statements and notes thereto should be read in conjunction with the historical financial statements of NEIC and Harris as described above.

  NEIC purchased substantially all of the assets and acquired certain liabilities of Harris for $175.0 million payable in 5,366,898 of newly issued L.P. units totaling $95.3 million and promissory notes due January 10, 1996 (the "Notes") in the aggregate amount of $79.7 million. The L.P. unit price of $17.75 was determined at market value under a formula as set forth in the Agreement. The Notes are secured by an $80.0 million letter of credit. Payment upon maturity is expected to be financed with a privately placed seven-year financing.

  Pursuant to the Agreement, NEIC expects to make a contingent payment on April 2, 1997, also in L.P. units, cash or a combination thereof as a purchase price adjustment based upon the performance of Harris' business in 1996. The minimum contingent payment is expected to approximate $35.0 million based upon Harris' projected 1995 qualifying revenues as defined in the Agreement. This estimated payment will be made in a combination of cash and L.P. units based on selection by the seller's partners.

  The pro forma financial information does not necessarily reflect the results that would have been obtained had the acquisition occurred on the assumed dates, nor is the pro forma financial information necessarily indicative of the results of the combined entities that may be achieved for any future period.

ITEM 7(B)(I) UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET OF NEW ENGLAND INVESTMENT COMPANIES, L.P. AS OF JUNE 30, 1995

                     NEW ENGLAND INVESTMENT COMPANIES, L.P.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                 JUNE 30, 1995
                                 (IN THOUSANDS)

                                         HARRIS BALANCE SHEET
                                   --------------------------------             OTHER
                                              PRO FORMA    ADJUSTED           PRO FORMA        PRO FORMA
                            NEIC    HARRIS  ADJUSTMENTS(A)  HARRIS  SUBTOTAL ADJUSTMENTS       COMBINED
                            ----    ------  -------------- -------- -------- -----------       ---------
         ASSETS
         ------
Current Assets:
 Cash and cash
  equivalents...........  $ 11,924 $ 11,222   $  (8,726)    $2,496  $ 14,420                   $ 14,420
 Accounts receivable and
  other.................    49,822    8,661      (8,214)       447    50,269                     50,269
 Receivable from
  securities sale.......    39,381                                    39,381                     39,381
 Securities held for
  trading...............            114,610    (114,610)
                          -------- --------   ---------     ------  --------                   --------
 Total current assets...   101,127  134,493    (131,550)     2,943   104,070                    104,070
Prepaid pension costs...    17,658                                    17,658                     17,658
Net fixed assets........    16,104      760         317      1,077    17,181                     17,181
Intangible assets.......   144,543                                   144,543  $213,417 (b)      357,960
Investment in limited
 partnerships...........            318,049    (316,649)     1,400     1,400                      1,400
Other noncurrent
 assets.................    35,826    6,035      (5,669)       366    36,192       950 (f)       37,142
                          -------- --------   ---------     ------  --------  --------         --------
 Total assets...........  $315,258 $459,337   $(453,551)    $5,786  $321,044  $214,367         $535,411
                          ======== ========   =========     ======  ========  ========         ========

LIABILITIES AND PARTNERS' CAPITAL
---------------------------------
Current liabilities:
 Accounts payable and
  accrued expenses......  $ 38,017 $ 14,300   $ (11,997)    $2,303  $ 40,320  $  5,850 (b)(f)  $ 46,170
 Distributions payable..    14,071                                    14,071                     14,071
 Securities sold under
  agreement to
  repurchase............    30,495                                    30,495                     30,495
 Securities sold not yet
  purchased.............             79,257     (79,257)
 Loan payable...........             18,995     (16,995)     2,000     2,000                      2,000
                          -------- --------   ---------     ------  --------  --------         --------
 Total current
  liabilities...........    82,583  112,552    (108,249)     4,303    86,886     5,850           92,736
Deferred compensation,
 benefits and other.....    16,678                                    16,678                     16,678
Promissory notes........                                                        79,738 (d)       79,738
Deferred purchase
 consideration..........                                                        35,000 (e)       35,000
                          -------- --------   ---------     ------  --------  --------         --------
 Total liabilities......    99,261  112,552    (108,249)     4,303   103,564   120,588          224,152
                          -------- --------   ---------     ------  --------  --------         --------
Limited partners'
 interest in
 consolidated
 partnerships...........            335,321    (335,321)
Total partners' capital
 -- NEIC................   215,997                                   215,997    95,262 (c)      311,259
       -- Harris........             11,464      (9,981)     1,483     1,483    (1,483)(g)
                          -------- --------   ---------     ------  --------  --------         --------
Total liabilities and
 partners' capital......  $315,258 $459,337   $(453,551)    $5,786  $321,044  $214,367         $535,411
                          ======== ========   =========     ======  ========  ========         ========

 See accompanying notes to pro forma condensed combined financial information.

ITEM 7(B)(II) UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS OF NEW ENGLAND INVESTMENT COMPANIES, L.P. FOR THE SIX MONTHS ENDED JUNE 30, 1995

                     NEW ENGLAND INVESTMENT COMPANIES, L.P.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1995
                      (IN THOUSANDS, EXCEPT PER UNIT DATA)

                                    HARRIS STATEMENT OF OPERATIONS
                                   ---------------------------------             OTHER
                                               PRO FORMA    ADJUSTED           PRO FORMA       PRO FORMA
                            NEIC    HARRIS   ADJUSTMENTS(A)  HARRIS  SUBTOTAL ADJUSTMENTS      COMBINED
                            ----    ------   -------------- -------- -------- -----------      ---------
Revenues:
 Management and advisory
  fees..................  $105,505 $ 25,522     $  1,580    $27,102  $132,607                  $132,607
 Other revenues.........    22,264   21,201      (19,107)     2,094    24,358                    24,358
 Gain on partial sale of
  affiliate.............     4,712                                      4,712                     4,712
                          -------- --------     --------    -------  --------                  --------
                           132,481   46,723      (17,527)    29,196   161,677                   161,677
                          -------- --------     --------    -------  --------                  --------
Expenses:
 Compensation and
  benefits..............    59,610    4,090                   4,090    63,700  $ 10,020(h)       73,720
 Restricted unit plan
  compensation..........     2,942                                      2,942                     2,942
 Amortization of
  intangibles...........     5,480                                      5,480     7,114(b)       12,594
 Other..................    37,115    6,832       (3,768)     3,064    40,179     2,910(d)       43,089
                          -------- --------     --------    -------  --------  --------        --------
                           105,147   10,922       (3,768)     7,154   112,301    20,044         132,345
                          -------- --------     --------    -------  --------  --------        --------
Income before income
 taxes and before
 minority interest......    27,334   35,801      (13,759)    22,042    49,376   (20,044)         29,332
Limited partners'
 minority interest in
 consolidated
 partnerships' gain.....            (12,034)      12,034
                          -------- --------     --------    -------  --------  --------        --------
Income before taxes.....    27,334   23,767       (1,725)    22,042    49,376   (20,044)         29,332
Provision for income
 taxes..................       625       51                      51       676                       676
                          -------- --------     --------    -------  --------  --------        --------
Net income..............  $ 26,709 $ 23,716     $ (1,725)   $21,991  $ 48,700  $(20,044)       $ 28,656
                          ======== ========     ========    =======  ========  ========        ========
Net income..............  $ 26,709                                                             $ 28,656
Restricted unit plan
 compensation...........     2,942                                                                2,942
                          --------                                                             --------
Income available for
 proportionate
 allocation.............  $ 29,651                                                             $ 31,598
                          ========                                                             ========
Income allocated to:
 Public limited
  partners..............  $  3,102                                                             $  2,713
 Principal unitholders-
  limited partners......    23,505                                                               25,854
 General partner........       102                                                                   89
                          --------                                                             --------
                           $26,709                                                             $ 28,656
                          ========                                                             ========
Primary and fully
 diluted income per
 publicly held L.P.
 Unit...................  $   0.93                                                             $   0.81
                          ========                                                             ========
Weighted average partner
 units outstanding:
 Public limited
  partners..............     3,349                                      3,349                     3,349
 Principal unitholders-
  limited partners......    28,531                                     28,531     7,014(c)(e)    35,545
 General partner........       110                                        110                       110
                          --------                                   --------  --------        --------
                            31,990                                     31,990     7,014          39,004
                          ========                                   ========  ========        ========

 See accompanying notes to pro forma condensed combined financial information.

ITEM 7(B)(III) UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
           OF NEW ENGLAND INVESTMENT COMPANIES, L.P. FOR THE YEAR ENDED DECEMBER 31, 1994

                     NEW ENGLAND INVESTMENT COMPANIES, L.P.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1994
                      (IN THOUSANDS, EXCEPT PER UNIT DATA)

                                   HARRIS STATEMENT OF OPERATIONS
                                   --------------------------------             OTHER
                                              PRO FORMA    ADJUSTED           PRO FORMA       PRO FORMA
                            NEIC   HARRIS   ADJUSTMENTS(A)  HARRIS  SUBTOTAL ADJUSTMENTS      COMBINED
                            ----   ------   -------------- -------- -------- -----------      ---------
Revenues:
 Management and advisory
  fees..................  $199,488 $47,244     $  3,739    $50,983  $250,471                  $250,471
 Other revenues.........    29,800  (2,867)       6,744      3,877    33,677                    33,677
 Gain on partial sale of
  affiliate.............     4,746                                     4,746                     4,746
                          -------- -------     --------    -------  --------                  --------
                           234,034  44,377       10,483     54,860   288,894                   288,894
                          -------- -------     --------    -------  --------                  --------
Expenses:
 Compensation and
  benefits..............   108,286   9,448                   9,448   117,734  $ 17,128(h)      134,862
 Restricted unit plan
  compensation..........     7,187                                     7,187                     7,187
 Amortization of
  intangibles...........    10,961                                    10,961    14,228(b)       25,189
 Mutual fund charge.....    15,300                                    15,300                    15,300
 Other..................    62,275  12,152       (6,522)     5,630    67,905     5,820(d)       73,725
                          -------- -------     --------    -------  --------  --------        --------
                           204,009  21,600       (6,522)    15,078   219,087    37,176         256,263
                          -------- -------     --------    -------  --------  --------        --------
Income before income
 taxes and before
 minority interest......    30,025  22,777       17,005     39,782    69,807   (37,176)         32,631
Limited partners'
 minority interest in
 consolidated
 partnerships' loss.....            20,393      (20,393)
                          -------- -------     --------    -------  --------  --------        --------
Income before taxes.....    30,025  43,170       (3,388)    39,782    69,807   (37,176)         32,631
Provision for income
 taxes..................     1,100     164           (3)       161     1,261                     1,261
                          -------- -------     --------    -------  --------  --------        --------
Net income..............  $ 28,925 $43,006     $ (3,385)   $39,621  $ 68,546  $(37,176)       $ 31,370
                          ======== =======     ========    =======  ========  ========        ========
Net income..............  $ 28,925                                                            $ 31,370
Restricted unit plan
 compensation...........     7,187                                                               7,187
                          --------                                                            --------
Income available for
 proportionate
 allocation.............  $ 36,112                                                            $ 38,557
                          ========                                                            ========
Income allocated to:
 Public limited
  partners..............  $  3,437                                                            $  3,010
 Principal unitholders-
  limited partners......    25,363                                                              28,251
 General partner........       125                                                                 109
                          --------                                                            --------
                          $ 28,925                                                            $ 31,370
                          ========                                                            ========
Primary and fully
 diluted income per
 publicly held L.P.
 Unit...................  $   1.13                                                            $   0.99
                          ========                                                            ========
Weighted average partner
 units outstanding:
 Public limited
  partners..............     3,045                                     3,045                     3,045
 Principal unitholders-
  limited partners......    28,837                                    28,837     7,014(c)(e)    35,851
 General partner........       110                                       110                       110
                          --------                                  --------  --------        --------
                            31,992                                    31,992     7,014          39,006
                          ========                                  ========  ========        ========

 See accompanying notes to pro forma condensed combined financial information.

ITEM 7(B) PRO FORMA INFORMATION FOR NEW ENGLAND INVESTMENTS COMPANIES, L.P.

                    NEW ENGLAND INVESTMENT COMPANIES, L.P.

         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

                             PRO FORMA ADJUSTMENTS

 Pro Forma Adjustments
 ---------------------

  (a) Certain pro forma adjustments have been made to Harris' historical balance sheet and statements of operations as follows:

    (i) to present Harris' limited partnership investments under the equity method of accounting (previously the partnerships did not allow Harris to be replaced as general partner and therefore the equity method was not available; the partnership agreements were amended to allow this result in July 1995),

    (ii) to reflect the purchase of substantially all of the assets and the assumption of certain liabilities of Harris at September 29, 1995, and

    (iii) to exclude certain non-recurring revenues.

  (b) The intangible asset of approximately $213.4 million arising from the acquisition of Harris represents the excess of the purchase price over the net tangible assets acquired. The intangible asset includes the initial purchase price of Harris of $175.0 million, the minimum estimated contingent payment of $35.0 million, described in (e) below, $4.9 million of acquisition related costs, less the net tangible assets acquired of $1.5 million. Amortization of the intangible asset is based on an estimated life of 15 years, pending the results of a valuation study which is in process.

  (c) L.P. units totaling $95.3 million or 5,366,898 L.P. units at $17.75 per L.P. unit were issued on September 29, 1995 based on the $175.0 million initial payment less the $79.7 million of promissory notes described in (d) below. The L.P. unit price of $17.75 was determined at market value under a formula as set forth in the Agreement. These L.P. units have been included in the calculation of pro forma earnings per unit.

  (d) Promissory notes totaling $79.7 million were issued by NEIC to certain Harris partners and mature in January 1996. At that time, the Notes are expected to be paid from the proceeds of a privately placed financing with a seven-year maturity. The pro forma statements of operations reflect an assumed interest expense at the all-in rate of 7.30% for the anticipated privately placed financing.

  (e) The minimum estimated contingent payment of $35.0 million, based upon the performance of Harris' business in 1996, has been recorded as deferred purchase consideration. Pro forma earnings per unit assumes that all the partners will elect to receive their 1997 contingent payment in L.P. units. Based on the closing unit price of $21.25 at September 29, 1995, an additional 1,647,000 L.P. units are presumed to be issued in 1997.

  (f) Deferred financing charges totaling $950,000 related to the anticipated privately placed financing, described in (d) above, have been recorded as a non-current asset and will be amortized using the level yield method over the seven-year term of the financing.

  (g) Harris' partners' capital of $1.5 million is eliminated in consolidation.

  (h) Compensation expense has been adjusted based on the terms of the Agreement.